Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-192412 and 333-137483) of our report dated June 24, 2026, relating to the financial statements and financial statement schedule of the Best Buy Retirement Savings Plan, appearing in this annual report on Form 11-K of the Best Buy Retirement Savings Plan, for the year ended December 31, 2025.
/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
June 24, 2026